UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2015

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 2, 2015, the Company entered into a Transition and Separation Agreement with William S. Oesterle (the “Transition Agreement”), which is attached as Exhibit 10.1 and incorporated herein by reference. The Transition Agreement provides that Mr. Oesterle step down as the Company’s Chief Executive Officer ("CEO") and as a member of the Company's Board of Directors ("Board"), effective June 30, 2015. Mr. Oesterle will continue to serve in an independent consultant role to the interim CEO and Board through September 29, 2015 for a consulting fee of $30,000. Under the Transition Agreement, Mr. Oesterle will also receive a separation payment of $150,000 in exchange for agreeing to an 18-month covenant not to compete within the local services or daily deal industry and continuing to comply with customary confidentiality provisions.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Exhibit Description
10.1	Transition and Separation Agreement with Oesterle, dated July 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Transition and Separation Agreement with Oesterle, dated July 2, 2015